As filed with the Securities and Exchange Commission on November 13, 2009
Registration No. 333-140193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3663	20-5961564
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Harald J. Braun
Chief Executive Officer and President
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies To:

Meena Elliott	Alan B. Kalin
Vice President, General Counsel and Secretary	Bingham McCutchen LLP
Harris Stratex Networks, Inc.	1900 University Avenue
120 Rose Orchard Way	East Palo Alto, California 94303
San Jose, California 95134	(650) 849-4400
(408) 943-0777
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-1 of Harris Stratex Networks, Inc. (the “Registrant”), filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2007 and declared effective on February 5, 2007 (File No. 333-140193). The Registrant filed a Post-Effective Amendment No. 1 to the Registration Statement with the SEC on November 7, 2007, which was declared effective on November 21, 2007. The Registrant filed a Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 with the SEC on December 18, 2008 in order to convert the Registration Statement to a Form S-3. The Post-Effective Amendment No. 2 to Form S-1 on Form S-3 was declared effective on January 16, 2009. The original Registration Statement related to the offer and sale of up to 539,195 shares of the Registrant’s Class A common stock issuable upon the exercise of warrants. All required filing fees were paid at the time of filing the original Registration Statement.
     The warrants to which the Registration Statement relates expired in September 2009, and the offering of shares of Class A common stock pursuant to this Registration Statement has therefore been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of its Class A common stock that were registered but not sold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 13th day of November, 2009.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Harald J. Braun
Harald J. Braun
Chief Executive Officer and President Agent for Service